                                                                   Exhibit 10.17

                             DEVELOPMENT AGREEMENT

                                    between

                            LUCENT TECHNOLOGIES INC.

                                      and

                           MPHASE TECHNOLOGIES, INC.

                       Effective as of September 15, 2003

                 Relating to Broadcast Television Switch (BTS)

                              DEVELOPMENT AGREEMENT

                               TABLE OF CONTENTS

ARTICLE 1- DEVELOPMENT PROJECT

1.01     Scope of Development Project
1.02     Cost of Development Project

ARTICLE II- INTELLECTUAL PROPERTY

2.01     Existing Intellectual Property
2.02     Rights in Developed Information
2.03     Rights in Inventions
2.04     Patent Licenses
2.05     Licenses to Technology
2.06     No Other Licenses

ARTICLE III - TERM AND TERMINATION

3.01     Termination
3.02     Survival

ARTICLE IV- PROTECTION OF INFORMATION

4.01     Lucent and Company Confidential Information
4.02     Joint Information
4.03     Exceptions to Confidentiality
4.04     Export Control

ARTICLE V - MISCELLANEOUS PROVISIONS

5.01     Compliance with Rules and Regulations and Indemnification
5.02     Agreement Prevails
5.03     Accuracy
5.04     Nothing Construed
5.05     Disclaimer
5.06     Addresses
5.07     Integration
5.08     Nonassignability
5.09     Choice of Law
5.10     Agreement Confidentiality
5.11     Dispute Resolution
5.12     Relationship Between Parties

MPhase, Inc. DEVELOPMENT AGREEMENT

5.13     Force Majeure
5.14     Headings
5.15     Waiver
5.16     Severability
5.17     Execution In Counterparts
5.18     Payments and Taxes

APPENDIX A - DEFINITION
APPENDIX B - STATEMENT OF WORK

MPhase, Inc. DEVELOPMENT AGREEMENT

                             DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT ("Agreement"), effective as of September 15, 2003
("Effective Date"), is made by and between Lucent Technologies Inc., a Delaware corporation, with offices located at 600 Mountain Avenue, Murray Hill, New
Jersey 07974-0636 ("Lucent") and mPhase Technologies Inc., a New Jersey
corporation, with offices located at 587 Connecticut Avenue, Norwalk, CT 06854
("Company"). Lucent and Company are sometimes referred to herein individually as a "Party" and collectively as the "Parties". The Parties agree as follows:

                                    ARTICLE I
                               DEVELOPMENT PROJECT

1.01 S cope of Development Project

Lucent shall, during the Development Period, use reasonable efforts to perform the Development Project described in the Statement of Work in Appendix B pursuant to the schedule contained therein, and to provide the Deliverables to
Company. The Deliverables may include Technical Information, Hardware and/or
Software. Representatives for Lucent and Company shall meet as needed, either in person or by telephone, to evaluate and discuss the progress of the Development
Project. The parties may, from time to time, agree upon additional statements of work that will likewise be appended to and become a part of this Agreement.

1.02 Cost of Development Project

The cost of the Development Project to be paid by Company to Lucent (and terms of payment, which differ from Lucent's standard terms in a manner that is intentionally favorable to the Company) are set forth in Appendix B.

                                   ARTICLE II
                              INTELLECTUAL PROPERTY

2.01 Existing Intellectual Property

         Except as provided in Sections 2.04 and 2.05 below, all right, title and interest in and to inventions, patents, works of authorship, trade secrets, know-how or any other intellectual property existing prior to the Effective Date of this Agreement shall remain vested in the Party which owns it immediately prior to the Effective Date,

------------------
Any term in capital letters which is defined in Appendix A - Definitions shall have the meaning specified therein.

MPhase, Inc. DEVELOPMENT AGREEMENT

2.02 Rights in Developed Information

         (a) Except as specifically provided otherwise in this Agreement, all information created by employees, contractors, consultants or agents of either
Party during the Development Period and as a direct result of work performed under this Agreement, which information is necessary to enable Company to make or have made Licensed Products, whether the information is created solely by employees, contractors, consultants or agents of one Party or jointly by a contribution from employees, contractors, consultants or agents of both parties, shall be termed "Developed Information". Notwithstanding the preceding sentence,
Developed Information shall not include (a) the portion of Lucent Information that is defined in Section 2.01 above or (b) any part of any Deliverable that is a general purpose element having one or more uses that are independent of use in connection with a Licensed Product; Lucent shall retain all right, title and interest in and to both of the items (a) and (b), subject to the license set forth in Section 2.05.

         (b) Developed Information, including source code, design schematics and associated engineering documentation shall be owned by Company, subject, however, to retention by Lucent of a non-exclusive, royalty-free, world wide, perpetual license to Lucent or its Subsidiaries to use the Developed Information
(a) for its own internal business purposes, and/or (b) in connection with products, systems or services other than (i) providing digital television over
DSL transmission facilities, and (ii) providing a low bit rate encoder substantially as described in Appendix B, section entitled "Low Bit Rate
Encoder".

         (c) Nothing contained in this Agreement shall preclude either party from including Developed Information in a patent application for a sole invention as described in Section 2.03(a) or for a joint invention as described in Section 2.03(b).

2.03 Rights in Inventions

(a) Sole Inventions

         (i) All right, title and interest in and to inventions created solely by a Party during the Development Period and arising out of the Development
Project, which inventions are not made jointly with employees, contractors, consultants or agents of the other Party, shall remain vested in the Party which created it.

         (ii) Either Party may file patent applications for its sole inventions, but neither Party shall be required to file such patent applications, secure any patent or maintain any patent.

MPhase, Inc. DEVELOPMENT AGREEMENT

(b) Joint Inventions

         (i) For purposes of this Agreement, a Joint Invention shall mean any invention made by one or more of Lucent's employees, contractors, consultants or agents working on the Development Project jointly with one or more of Company's employees, contractors, consultants or agents, which Joint Invention is first conceived or first actually reduced to practice during the Development Project.

         (ii) The following provisions shall apply only with respect to any
Joint Invention:

         (A)      Lucent shall have the first right to file a patent
                  application in the United States on such Joint Invention and it shall notify Company whether it elects to file such
                  application either before or at the time the development
                  project is complete.

         (B)      Company shall have the right to file a patent application in the United States on such Joint Invention in any case in which
                  Lucent does not elect to file pursuant to Section 2.05(ii)(A)
                  hereof.

         (C)      The Party that elects to file a patent application on such
                  Joint Invention in the United States shall have the first
                  right of election to file a corresponding patent application in each foreign country or, where applicable, community of countries. Such Party shall notify the other Party of those foreign countries, if any, in which it elects to file such patent applications. The other Party shall have the right to file patent applications on such Joint Inventions in all other foreign countries.

         (D)      The expenses for preparing, filing and prosecuting each
                  application, and for issue of the respective patents, shall be borne by the Party which prepares and files the application, except that expenses associated with official patent office fees, taxes, annuities and translation costs, if applicable, shall be equally divided between Lucent and Company, and paid as specified in Section 2.03(b)(ii)(E). The other Party shall have the right to review and comment on each such application prior to its filing, and shall furnish the filing Party with all documents, information, or other assistance that may be necessary for the preparation, filing and prosecution of each such application.

         (E)      In the case of an application for patent that is filed in a country that requires the translation of the application or payment of taxes, maintenance fees or annuities on a pending application or on an issued patent, the Party that files the application shall pay such taxes, maintenance fees or
                  annuities on the pending application or the issued patent and shall invoice the other Party for one-half (1/2) of all such expenses, which shall be payable by the other Party within thirty (30) days of the invoice.

MPhase, Inc. DEVELOPMENT AGREEMENT

         (F)      In the event that a Party does not wish to pay its share of expenses associated with a patent application or an issued patent in any country as specified in Section 2.03(b)(ii)(D), such Party shall notify the other Party in writing of its
                  refusal to share in such expenses, and shall assign all its right, title and interest in such patent application or issued patent in such country to the other Party, subject to existing licenses and rights granted by such Party to third parties.
                  Concurrent with the execution by such Party of all necessary documents associated with such an assignment, the other Party shall grant to the Party and its Subsidiaries personal,
                  non-transferable, nonexclusive, royalty-free, licenses (with no sublicensing rights) under such patent application or
                  issued patent to make, have made, use, lease, sell, offer for sale and import. Such nonexclusive licenses shall be for any and all products and services of the kinds furnished or used in the operation of the Party's and its Subsidiaries'
                  businesses.

         (G)      Subject to the provisions of Section 2.03(b)(ii)(F), the
                  Parties shall each have an equal title interest in each
                  application and patent for such Joint Inventions, with Company holding an undivided one-half (1/2) interest and Lucent
                  holding an undivided one-half (1/2) interest.

         (H)      Subject to the provisions of Section 2.03(b)(ii)(F), each
                  Party shall have the right to grant nonexclusive licenses
                  under applications and patents covering such Joint Inventions, and each Party hereby consents to the granting of such
                  licenses by the other Party. Each Party shall have the right to retain all royalties that it receives for granting
                  licenses, without accounting therefor to the other Party.

2.04 Patent Licenses

         (a) Upon payment of the applicable fees as set forth in Appendix B and subject to the provisions of this Agreement, Lucent hereby grants to Company a personal, non-transferable and non-exclusive license under Lucent Patents to use the Deliverables solely for Company's development of the Broadcast Television
Switch. Licensee understands and agrees that IF any patent licenses are necessary for purposes other than development, including but not limited to the manufacture of Licensed Products by Company and/or Contract Manufacturers in the
factories of Company and/or Contract Manufacturers, or for the sale of Licensed
Products by Company, such licenses will be governed by a separate patent license agreement between the Parties, such agreement to contain reasonable and non-discriminatory terms and conditions, including license fees not to exceed five (5%) percent of the Fair Market Value of the Licensed Products.

MPhase, Inc. DEVELOPMENT AGREEMENT

         (b) Licenses granted herein to Company are not to be construed either
(i) as consent by Lucent to any act which may be performed by Company, except to the extent impacted by a patent licensed herein to Company, or (ii) to include licenses to contributory infringe or induce infringement under U.S. law or a foreign equivalent thereof.

         (c) Company hereby grants to Lucent a personal, non-transferable and non-exclusive license under patents owned by Company by virtue of Section
2.03(a) solely to perform the Development Project and to furnish Deliverables pursuant to this Agreement.

2.05 Licenses to Technology

         (a) Upon payment of the applicable fees as set forth in Appendix B and subject to the provisions of this Agreement, Lucent hereby grants to Company a personal nontransferable (except as permitted in Section 5.08) and nonexclusive, worldwide rights to use and/or copy (a) Lucent Information and (b) any part of any Deliverable that is a general purpose element having one or more uses that are independent of use in connection with a Licensed Product (i) for the purpose of conducting the Development Project, (ii) for the manufacture of Licensed
Products by Company and/or Contract Manufacturers in the factories of Company and/or Contract Manufacturers, and (iii) for the sale of Licensed Products by
Company.

         (b) Subject to the provisions of this Agreement, Company hereby grants to Lucent a non-exclusive, personal, royalty-free and non-transferable license under any and all intellectual property rights owned by Company which are necessary for performing the Development Project or furnishing Deliverables pursuant to this Agreement.

2.08 No Other Licenses

         (a) No right is granted herein to either Party to use any
identification (such as, but not limited to, trade names, trademarks, service marks or symbols, and abbreviations, contractions or simulations thereof) owned by or used to identify the other Party or any of its Subsidiaries or any of its or their products, services or organizations, and that, with respect to the subject matter of this Agreement, each Party agrees it will not without the express written permission of the other Party (i) use any such identification in advertising, publicity, packaging, labeling or in any other manner to identify itself or any of its products, services or organizations; or (ii) represent directly or indirectly that any product, service or organization of the receiving Party is a product, service or organization of the other Party or any of its Subsidiaries, or that any product or service of such Party is made in accordance with or utilizes any information of the other Party or any of its
Subsidiaries.

MPhase, Inc. DEVELOPMENT AGREEMENT

         (b) Except as expressly set forth herein, no other right or license is either granted or implied by either party to the other with respect to any technical or business information, or with respect to rights in any patents, trademarks, copyrights, trade secrets, mask work protection rights, and other intellectual property. Company further understands and agrees that no rights or licenses under any third party information, software or intellectual property is being furnished or granted by Lucent hereunder and it shall be Company's sole responsibility to procure any such rights or licenses (even if such a right or license is necessary to exercise the rights expressly granted herein).

                                   ARTICLE III
                              TERM AND TERMINATION

3.01 Termination

(a) If a Party fails to fulfill one or more of its material obligations or fails to perform or observe any material term or condition under this Agreement, the other Party may, upon its election and in addition to any other remedies that it may have, at any time terminate this Agreement by not less than thirty (30) days written notice to the Party specifying any such breach, subject to 3.02 below unless within the period of such notice, or such longer period as the Parties may agree, all breaches specified therein shall have been remedied.

(b) Either Party may terminate this Agreement for convenience upon thirty (30)
days written notice to the other Party, subject to 3.02 below. Within such thirty-day period, the Parties shall meet and agree on a commercially reasonable wind up of the Development Project, including but not limited to delivery of completed (or partial) deliverables, and payment to Lucent for non-refundable costs and expenses incurred.

3.02 Survival

The rights and obligations of Lucent and Company in Sections 2.01 through 2.06,
4.01, 4.02, 4.03, 4.04, 5.09, 5.10 and 5.11), shall survive and continue after any such termination of this Agreement.

MPhase, Inc. DEVELOPMENT AGREEMENT

                                   ARTICLE IV
                            PROTECTION OF INFORMATION

4.07 Lucent and Company Confidential Information

(a) Company and Lucent agree that:

         (i)      Company will not use any of Lucent Information, and that
                  Lucent will not use any of Company Information except as
                  authorized herein;

         (ii)     Company shall hold all of Lucent Information and Lucent shall hold all of Company Information in confidence, and neither
                  Party shall make any disclosure of any or all of such other
                  Party's information to anyone, except to its employees,
                  contractors, consultants and agents who have a need to know, and to any others to whom such disclosure may be expressly authorized hereunder and is necessary to implement the use authorized hereunder, and that each Party shall appropriately notify each person to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by such person, and each Party shall keep a list of each person to who any such disclosure is made;

         (iii)    the receiving Party will not, without the disclosing Party's express written permission, reverse engineer any of the
                  furnished Lucent Information or Company Information;

         (iv)     the receiving Party will not, without the disclosing Party's express written permission, make or have made, or permit to be made, more copies of any of the furnished Lucent Information or Company Information than are necessary for its use
                  hereunder, and that each such copy shall contain the same
                  proprietary notices or legends that appear on the furnished
                  Lucent Information or Company Information being copied;

         (v)      all of Lucent Information shall remain the property of Lucent, and upon termination of this Agreement, Company shall, at
                  Lucent's written request, immediately cease all use of Lucent
                  Information and shall, as directed by Lucent, promptly destroy or deliver to Lucent each and every part specified by Lucent of Lucent Information then under Company or its Subsidiaries'
                  control;

         (vi)     all of Company Information shall remain the property of
                  Company, and upon termination of this Agreement, Lucent
                  shall, at Company written request, immediately cease all use of Company information and shall, as directed by Company,
                  promptly destroy or deliver to Company each and every part specified by Company of Company Information then under
                  Lucent's or its Subsidiaries' control; and

      MPhase, Inc. DEVELOPMENT AGREEMENT

         (vii)    if this Agreement is terminated by a Party for breach prior to completion of the Development Project, then: (i) the
                  terminating Party may retain and use, in accordance with the terms and conditions of this Agreement, Company Information or
                  Lucent Information, as appropriate, for a period of six (6)
                  months from the date of termination, and (ii) the breaching
                  Party shall, at the terminating Party's written request,
                  immediately cease all use Company Information or Lucent
                  Information, as appropriate, and shall, as directed by the terminating Party, promptly destroy or deliver to the
                  terminating Party each and every part specified by the
                  terminating Party of Company Information or Lucent
                  Information, as appropriate, then under the breaching Party's or its Subsidiaries' control.

4.02 Joint Information

(a) Lucent will provide to Company a list of jointly developed Intellectual
Properties utilized in the jointly developed product when product development design and testing is complete.

(b) All Joint Information, except publicly known information, shall, if in written or other tangible form, be marked "PROPRIETARY LUCENT-mPHASE" and shall be maintained confidential by both Parties.

(c) Any Joint Information, except publicly known information, if in intangible form shall be reduced to a written or other tangible form within thirty (30)
days and marked accordingly.

(d) Subject to a Party's preexisting rights in any solely owned information contained in the Joint Information, the Parties shall own the Joint Information jointly.

(e) Each Party may use the Joint Information, royalty-free, for any purpose subject to any provisions in this Agreement. A Party may disclose or license the
Joint Information, or any portion thereof, to a third party without the permission of and without accounting to, the other party provided that such third party agrees to confidentiality provisions for the Joint Information which are not less restrictive than the provisions herein. Joint Information may be disclosed for purposes of obtaining patent protection pursuant to the provisions of Section 2,04(b).

                                       10

MPhase, Inc. DEVELOPMENT AGREEMENT

4.03 Exceptions to Confidentiality

Notwithstanding the provisions of Sections 4.01 or 4.02, neither Party shall be required to restrict use and/or disclosure with respect to portions of Lucent
Information, Company Information or the Joint Information, if any:

         (i)      that are independently developed by the receiving Party,
                  solely by personnel with no access to such portions furnished under this Agreement to the receiving Party;

         (ii)     that are lawfully received from another source having the
                  right to so furnish such portions without breach of this
                  Agreement;

         (iii)    that have become generally known to the public, provided that such public knowledge was not the result of any breach of this
                  Agreement attributable to the receiving Party;

         (iv)     that at the time of furnishing to the receiving Party was
                  known to the receiving Party as evidenced by documentation or other evidence available to the receiving Party;

         (v)      that the disclosing Party otherwise explicitly agrees in
                  writing need not be kept confidential; or

         (vi)     that is disclosed pursuant to governmental or judicial order or request provided that the Party receiving such request or order shall, whenever practicable, promptly notify the other
                  Party and shall reasonably cooperate with the other Party in contesting such disclosure or in obtaining confidential
                  treatment of any disclosed information (at the other Party's sole cost and expense).

4.04 Export Control

Each Party hereby assures the other that it will not without a license or license exception authorized by the Bureau of Export Administration of the U.S.
Department of Commerce, Washington, D.C. 20230, United States of America, if
required;

         (i)      export or release any Deliverables (Technical Information or
                  Software, including source code) obtained pursuant to this
                  Agreement to a national of Country Groups D:1 or E:2 (15
                  C.F.R. Part 740, Supp. 1), Iran, Iraq, Serbia, Sudan, or
                  Syria; or

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MPhase, Inc. DEVELOPMENT AGREEMENT

         (ii)     export to Country Groups D:1 or E;2, or to Iran, Iraq, Serbia,
                  Sudan, or Syria, the direct product (including processes and services) of the Technical Information or Software; or

         (iii)    if the direct product of the Technical Information is a
                  complete plant or any major component of a plant, export to
                  Country Groups D:1 or E:2, or to Iran, Iraq, Serbia, Sudan, or
                  Syria, the direct product of the plant or major component.

This assurance will be honored even after the expiration or termination of this
Agreement.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

5.01 Compliance with Rules and Regulations and Indemnification

(a) Company personnel shall, while on any location of Lucent in connection with the Development Project, comply with Lucent's rules and regulations with regard to safety and security. Lucent shall inform such personnel of such rules and regulations. Company shall have full control over such personnel and shall be entirely responsible for their complying with Lucent's rules and regulations.
Company agrees to indemnify and save Lucent harmless from any claims or demands, including the costs, expenses and reasonable attorneys' fees incurred on account thereof, that may be made by (i) anyone for injuries to persons or damage to property to the extent they arise in connection with this Agreement and result from the willful misconduct or negligence of Company personnel; or (ii) Company personnel under Worker's Compensation or similar laws. Company agrees to defend
Lucent, at Lucent's request, against any such claim or demand.

(b) Lucent's personnel shall, while on any location of Company, in connection with the Development Project, comply with Company rules and regulations with regard to safety and security. Company shall inform such personnel of such rules and regulations. Lucent shall have full control over such personnel and shall be entirely responsible for their complying with Company rules and regulations.
Lucent agrees to indemnify and save Company harmless from any claims or demands, including the costs, expenses and reasonable attorneys' fees incurred on account thereof, that may be made by (i) anyone for injuries to persons or damage to property to the extent they arise in connection with this Agreement and result from the willful misconduct or negligence of Lucent's personnel; or (ii)
Lucent's personnel under Worker's Compensation or similar laws. Lucent agrees to defend Company, at Company request, against any such claim or demand.

(c) Each Party shall be solely responsible for (i) its personnel's remuneration, travel, living and other local expenses, and (ii) payment of all federal, state, social security and other payroll taxes in respect of its personnel, including contributions from them when required by the law of the country or any political subdivisions thereof in which such personnel is employed by such Party.

                                       12

MPhase, Inc. DEVELOPMENT AGREEMENT

(d) Lucent and Company shall, at all times, each retain the administrative supervision of their respective personnel.

(e) Lucent and Company contemplate the provision of a mutually agreed upon reasonable amount of technical assistance or training services, some of which may be provided in countries outside of the United States. Company shall pay all travel and living expenses incurred by Lucent personnel in connection with such technical assistance or training services.

5.02 Agreement Prevails

This Agreement shall prevail in the event of any conflicting terms or legends that may appear on Lucent Information or Company Information or Joint
Information.

5.03 Accuracy

Lucent believes that Lucent Information is true and accurate, and Company believes that Company Information is true and accurate, but neither Lucent nor
Company nor their respective Subsidiaries shall be held to any liability for errors or omissions therein.

5.04 Nothing Construed

Neither the execution of this Agreement nor anything in it or in Lucent
Information or in Company Information shall be construed as,

         (i)      an obligation upon either Party or their Subsidiaries to
                  furnish, except as expressly provided in this Agreement, any assistance of any kind whatsoever, or any products or
                  information other than Company or Lucent Information or to revise, supplement or elaborate upon such information; or

         (ii)     providing or implying any arrangement or understanding, except to the extent set forth in this Agreement, that either Party or its Subsidiaries will make any purchase or lease from, or enter into any contract or other business arrangement with, the other Party or its Subsidiaries.

                                       13

MPhase, Inc. DEVELOPMENT AGREEMENT

5.05 Disclaimer

         (a)      All Deliverables, Lucent Information and other information furnished by Lucent under this Agreement is furnished "AS IS"
                  with all faults, latent and patent, and without any warranty of any type. Notwithstanding the foregoing, mPhase and Lucent shall test the Deliverables in order to determine that the
                  Deliverables are in substantial compliance with the Statement of Work set forth in Appendix B.

         (b)      Lucent and its Subsidiaries make no representations or
                  warranties, express or implied. By way of example but not of limitation, Lucent and its Subsidiaries make no
                  representations or warranties of merchantability or fitness for a particular purpose, or that the use of Deliverables,
                  Lucent Information or other information will not infringe any patent or other intellectual property right. Lucent and its
                  Subsidiaries shall not be held to any liability with respect to any claim by Company or any third party on account of, or arising from, the use of Deliverables, Lucent Information or other information furnished hereunder.

(b) Neither Party or its Subsidiaries will under any circumstance, whether as a result of breach of contract, breach of warranty, delay, negligence, tort or otherwise, be liable to the other Party or to any third party for any consequential, incidental, special, punitive or exemplary damages and/or loss of profits or revenues of the other Party or any third party arising out of this
Agreement, whether or not the applicable Party has been advised of the possibility of such damages.

5.06 Addresses

         (a) Any notice or other communication hereunder shall be sufficiently given to mPhase when sent by certified mail addressed to mPhase Technologies
Inc., 587 Connecticut Avenue, Norwalk, CT 06854, or to LUCENT when sent by certified mail addressed to Lucent Technologies, Inc. Attention: Contract
Administrator Intellectual Property Business 2400 SW 145th Avenue, Monarch Lakes
Office Park, Miramar, FL 33027. Changes in such addresses may be specified by written notice.

         (b) Payments by the LICENSEE shall be made to LUCENT at Lucent
Technologies, Inc., Account No.375 121 0670, Bank of America, P.O. Box 281547,
Atlanta, Georgia 30384-1547 USA. Alternatively, payments to LUCENT may be made by bank wire transfers to LUCENT's account at Lucent Technologies Licensing,
Account No.375 121 0670, Bank of America, 1401 Elm Street, Dallas, TX 75202 USA,
ABA Code: 111000012, SWIFT CODE:

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MPhase, Inc. DEVELOPMENT AGREEMENT

NABKUS4A. Changes in such address or account may be specified by written notice.

5.07 Integration

This Agreement sets forth the entire Agreement and understanding between the
Parties as to the subject matter hereof and merges all prior discussions and agreements between them. Neither of the Parties shall be bound by any warranties, understandings, modifications or representations with respect to the subject matter hereof other than as expressly provided herein or in a writing signed with or subsequent to the execution hereof by an authorized representative of the Party to be bound thereby.

5.08 Nonassignability

a) The Parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a Party not be extended to entities other than such Party's
Subsidiaries without the other Party's express written consent.

b) Notwithstanding Section 5.08(a), Lucent's rights, licenses, obligations, title, and interest in this Agreement may be assigned, in whole or in part, to
(i) any Subsidiary of Lucent; or (ii) any direct or indirect successor to all or any portion of the business of Lucent or its Subsidiaries, which successor shall thereafter be deemed substituted for Lucent as the Party hereto, effective upon such assignment.

c) Notwithstanding Section 5.08(x), Company's rights, licenses, obligations, title and interest in this Agreement may be assigned, in whole or in part, to
(i) any Subsidiary of Company; or (ii) any direct or indirect successor to all or any portion of the business of Company or its Subsidiaries, which successor shall thereafter be deemed substituted for Company as the Party hereto, effective upon such assignment.

5.09 Choice of Law

The Parties agree that the law of the State of New York, exclusive of its conflict of laws provisions, shall apply in any dispute or controversy arising with respect to this Agreement.

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MPhase, Inc. DEVELOPMENT AGREEMENT

5.10 Agreement Confidentiality

The terms, but not the existence, of this Agreement shall be treated as confidential information by the Parties, and no Party shall disclose such terms to any third party without the prior written consent of the other Party;
provided however, that each Party may (i) represent to third parties that such
Party is licensed as provided by this Agreement; (ii) disclose this Agreement and its terms to potential acquirers of, investors in or lenders to such Party
(including any representatives of the parties in such transaction), or disclosures reasonably necessary in connection with the divestiture of all or any portion of a Party's respective businesses, provided such disclosure is made pursuant to a written confidentiality agreement binding upon such potential acquirer, investor or tender which contains confidentiality obligations which are no less protective than at least the same degree of care the disclosing
Party normally exercises to protect its own proprietary information of a similar nature; (iii) disclose this Agreement and its terms in any arbitration, mediation or other official dispute resolution procedure pursuant to a written confidentiality agreement binding upon the parties which contains confidentiality obligations which are no less protective than at least the same degree of care the disclosing Party normally exercises to protect its own proprietary of a similar nature; and (iv) disclose this Agreement and its terms which is requested pursuant to a judicial or governmental request, requirement or order under law, provided that such Party provides the other Party with sufficient prior notice in order to contest such request, requirement or order or seek protective measures. In addition, this Section shall not prevent a Party from making disclosures reasonably required by law or as required by a stock exchange.

5.11 Dispute Resolution

(a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration before a sole arbitrator which shall be governed by the
United States Arbitration Act.

(b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances
(other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

(c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

                                       16

MPhase, Inc. DEVELOPMENT AGREEMENT

(d) The arbitrator shall be knowledgeable in the legal and technical aspects of this Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement.

(e) The place of mediation and arbitration shall be New York City.

(f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

(g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

(h) The arbitrator shall have authority to award compensatory damages only. The arbitrator shall have no authority to award punitive or other damages , and each
Party irrevocably waives any claim thereto.

(i) Except as required by law, the Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

5.12 Relationship Between Parties

Neither Party to this Agreement shall have the power to accept purchase orders on behalf of the other, bind the other by any guarantee or representation that it may give, or to incur any debts or liabilities in the name of or on behalf of the other Party. The Parties acknowledge and agree that nothing contained in this Agreement shall be deemed or construed to constitute or create between the
Parties hereto a partnership, association, joint venture or other agency.

5.13 Force Majeure

Neither Lucent nor Company shall be liable for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control, including but not limited to acts of God, extraordinary traffic conditions, riots, civil disturbances, wars, states of belligerency or acts of the public enemy, strikes, work stoppages, or the laws, regulations, acts or failure to act of any governmental authority. In the event that performance under this Agreement is prevented for a continuous period of two (2) months or longer by any of the foregoing causes, either Party shall have the right to terminate this Agreement by giving written notice to the other
Party.

5.14 Headings

Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this
Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                                       17

M Phase, Inc. DEVELOPMENT AGREEMENT

5.15 Waiver

Except as specifically provided for herein, the waiver from time to time by a
Party of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same or of any other of such Party's rights or remedies provided in this Agreement.

5.16 Severability

If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

5.17 Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original (including facsimile copies), but all of which together shall constitute one and the same instrument.

5.18 Payments and Taxes

(a) Company shall pay all invoices rendered by Lucent, in U.S. dollars, within sixty (60) days after receipt thereof, to the address specified in the invoice.

(b) Company shall bear all taxes, duties, levies and similar charges (and any related interest and penalties), however designated, imposed as a result of the existence or operation of this Agreement, except (i) any tax imposed upon Lucent in a jurisdiction other than the United States if such tax is allowable as a credit against the United States income taxes of Lucent; and (ii) any net income tax imposed upon Lucent by the United States or any governmental entity within the United States (the fifty (50) states and the District of Columbia). In order for the exception contained in (i) to apply, Company must furnish Lucent with evidence issued by the taxing authority in such jurisdiction that such tax has been paid. The evidence must be furnished within thirty (30) days of issuance by the taxing authority and must be sufficient to satisfy United States taxing authorities that such tax has been paid.

                                       18

MPhase, Inc. DEVELOPMENT AGREEMENT

(c) If Company is required to bear a tax, duty, levy or similar charge pursuant to (a) above, Company shall pay such tax, duty, levy or similar charge and any additional amounts as are necessary to ensure that the net amounts received by
Lucent hereunder after all such payments or withholdings equal the amounts to which Lucent is otherwise entitled under this Agreement as if such tax, duty, levy or similar charge did not apply.

                                       19

MPhase, Inc. DEVELOPMENT AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives on the respective dates entered below.

LUCENT TECHNOLOGIES INC,                          mPhase Technologies, Inc.

By:  /s/ Bernard Zucker
    ------------------------------
                                                  By: /s/ Ronald A. Durando
          BERNARD ZUCKER                              --------------------------
     MANAGING CORPORATE COUNSEL
      INTELLECTUAL PROPERTY                       Name:  Ronald A. Durando
                                                      --------------------------

Date:      10/20/2003                             Title:     President
      ------------------------                          ------------------------

                                                  Date:      10/02/2003
                                                        ------------------------

          THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY IN ANY
    MANNER UNLESS DULY EXECUTED BY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES

                                       20

MPhase, Inc. DEVELOPMENT AGREEMENT

                                   APPENDIX A
                                  DEFINITIONS

BTS means informative material, software, technical information or other information and Deliverables defined in Appendix B.

Code means Object Code and Source Code, collectively.

Company Information means informative material, software, technical information or other information, owned by Company or any of its Subsidiaries, disclosed hereunder by Company that is marked as "confidential" or "proprietary" at the time of disclosure to Lucent or, if disclosed orally, is identified at the time of disclosure as "confidential" or "proprietary" and followed by a summary in writing provided by Company to Lucent within sixty (60) days of the original disclosure.

Contract Manufacturer means a third party engaged by Company to manufacture
Licensed Products intended for sale by Company to distributors and/or end users.

Deliverables means the Deliverables identified in Appendix B.

Derivative Work shall mean (i) any work of authorship that is based, in whole or in part, upon one or more pre-existing works (e.g., the Lucent Information or the Deliverables), such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such pre-existing works may be recast, transformed or adopted and (ii) which, if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement.

Developed Information has the meaning set forth in Section 2.02.

Development Period means, unless otherwise mutually agreed in writing, the period commencing on the Effective Date of this Agreement and extending until completion of the last milestone of the Development Project unless terminated according to the provisions of Article III.

Development Project means performance of the work set forth in the Statement of
Work in Appendix B, and the provision to Company of the Deliverables identified in Appendix B.

Documentation means all information, whether in human and/or machine-readable form, relating to Code, including but not limited to user manuals and materials useful for design (for example, logic manuals, flow charts, and principles of operation).

                                       21

MPhase, Inc. DEVELOPMENT AGREEMENT

Fair Market Value means, with respect to any Licensed Product sold, leased or put into use, the greater of (i) the selling price which a seller would realize from an unaffiliated buyer in an arm's length sale of an identical product in the same quantity and at the same time and place as such sale, lease or putting into use; or (ii) the selling price actually obtained for such Licensed Product in the form in which it is sold, whether or not assembled (and without excluding therefrom any components or subassemblies thereof which are included in such selling price).

Joint Information means any newly developed manufacturing process information, product, service, software, technical information or other information that is developed while doing work specific to the Development Project by a contribution of one or more of one Party's employees, agents or consultants jointly with one or more of the other Party's employees, agents or consultants during the
Development Period. The term does not mean and does not include any existing intellectual property, product or underlying information of a Party developed prior to the Effective Date of this Agreement or during the term of this
Agreement solely by or on behalf of Lucent or Company.

Joint Invention shall have the meaning assigned in Section 2.04(b)(i) hereto.

Licensed Product means a Broadcast Television Switch (BTS).

Lucent Information means informative material, Software, Technical Information or other information, owned by Lucent or any of its Subsidiaries, disclosed hereunder by Lucent that is marked as "confidential" or "proprietary" at the time of disclosure to Company or, if disclosed orally, is identified at the time of disclosure as "confidential" or "proprietary" and followed by a summary in writing provided by Lucent to Company within sixty (60) days of the original disclosure.

Lucent Intellectual Property shall mean, collectively, any copyright or trade secret (but not Lucent Patents) in which Lucent, as of the Effective Date, owns and has the right to grant any licenses of the type herein granted by Lucent, but only to the extent of such right, and (I) which is specific to the
Deliverables as furnished hereunder and (ii) but for the licenses granted herein is unavoidably and necessarily infringed by Customer's implementation and use of the Deliverables.

Lucent Patent means any patent every patent (including utility models but excluding design patents and design registrations) issued as of the Effective
Date in any country of the world, and any patent which issues from an application which claims priority from such issued patent, which Lucent or one of its wholly-owned Subsidiaries, as of the Effective Date, has the right to grant any licenses of the type herein granted by Lucent, but only to the extent of such right, and (i) which claims an invention disclosed in the Deliverables as furnished hereunder; and (ii) but for the licenses granted herein is unavoidably and necessarily infringed by Company's use of the Deliverables in the form furnished hereunder.

                                       22

MPhase, Inc. DEVELOPMENT AGREEMENT

Object Code means code in machine-readable form generated by compilation, assembly or other translation of Source Code and contained in a medium which permits it to be loaded into and operated on by a processor.

Software means Code and associated Documentation that is identified in Appendix
B and intended by the Parties to be included in the Deliverables.

Source Code means code in any programming language contained in any format, including human and machine-readable formats, such code including all comments and procedural code plus all related development documents such as, but not limited to, flow charts, schematics, statements of principles of operations or any other specifications.

Subsidiary of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) that does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

Technical Information means all documented informative material (excluding patents and patent applications and excluding Code), including without limitation, Documentation, technical memoranda, technical reports, data and drawings of whatever kind in whatever tangible medium, specifications, tangible know-how, processes, manuals, instructions, directories, schematics, sketches, photographs, graphs, dies, molds, tools, tooling, samples, price lists, part lists and descriptions, and any and all notes, analysis, compilations, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing, that is identified in Appendix B and intended by the Parties to be included in the Deliverables.

                                       23

MPhase, Inc. DEVELOPMENT AGREEMENT

                                   APPENDIX B
                        Broadcast Television Switch (BTS)

                                STATEMENT OF WORK

This Statement of Work will be governed by and construed in accordance with the terms of the Agreement, but to the extent there is any inconsistency between the terms of this Statement of Work and those of the Agreement, the terms of the
Statement of Work shall take precedence and control the work tasks identified herein.
================================================================================

General Description of the Development Project

This Development Project relates to provision of hardware and software engineering in connection with the design, development and building of a
Broadcast Television Switch (BTS).

Attached are the statements of work, initial milestones and deliverables for each of the contracted areas.

***         [THE REMAINING PORTION OF APPENDIX B TO THE DEVELOPMENT
       AGREEMENT AS CONFIDENTIAL HAS BEEN OMITTED PURSUANT TO RULE 406 OF
      THE SECURITIES ACT OF 1933, AS AMENDED. SUCH OMITTED SECTION HAS BEEN
         SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION]

                                       24